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                                                                   Exhibit 10.46

                                [LOGO ENTREMED]

                             CONFIDENTIAL AGREEMENT
                               AND MUTUAL RELEASE

This Confidential Separation Agreement and General Release ("Agreement") is entered into September 18, 2002 (the Effective Date) between EntreMed, Inc, a Delaware corporation ("The Company") and Edward R. Gubish, Ph.D. ("you"). The purpose of this Agreement is to set out the terms and conditions surrounding your termination of employment from the Company.

1. This is to confirm that your employment with the Company will cease, effective October 15, 2002 ("the termination date").

2. The Company agrees to pay you, as severance, twelve (12) months of salary. You will receive separation payments of your regular salary less appropriate withholdings. These payments will be sent to you by mail or will be paid to you via direct deposit, if you so choose, on the Company's normal paydays for employees through October 15, 2003. You are not entitled to receive any additional compensation and you will not accrue additional separation or other pay during your inactive employment. In the event you commence employment elsewhere you will receive a lump sum corresponding to the portion of your salary payments that would have been paid out to you.

3. Vacation accrual will cease on October 15, 2002. Under the Company's vacation policy you will receive a lump sum payment for any accrued and unused vacation days less appropriate withholding, on the normal payday after your active employment ends.

4. You will receive stock option grants and/or bonuses for 2001, should they be granted by the EntreMed Board of Directors. You will receive stock option grants and/or bonuses for 2002, should they be granted by the EntreMed Board of Directors. The number of stock options granted to you for 2002 is 40,000 options. All granted options that are unvested will be vested on the Effective Date of this agreement. You will be able to exercise any vested option held by you after leaving the Company through the original expiration date of the option (generally, 10 years from the original grant date). Your current options (including those granted in
     2002) total 672,001 and are listed on the attached schedule.
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5.   The Company shall have no other financial obligations to you under any compensation or benefit plan, program or policy, and your participation in the Company compensation and benefit plans, programs and policies shall cease as of the date of your termination, except that you shall have such right to continued group health plan coverage as is provided under COBRA. COBRA payments will be paid for 12 months after your termination date of October 15, 2002 or until you acquire a new position with a new employer.

6. In exchange for the consideration described in this document, you agree to release and forever discharge the Company, its subsidiaries and affiliates and their parent organizations, predecessors, successors, officers, directors, employees, agents, attorneys, associates and employee benefit plans from all claims, demands or causes of action arising out of facts or occurrences prior to the date of this Agreement, whether known or unknown to you.

     The Company, for itself, its officers, directors, employees, agents and successors and assigns releases and forever discharges you and your heirs, successors and assigns from all claims, demands or causes of action arising out of facts or occurrences prior to the date of this Agreement, whether known or unknown, except to the extent that any such claim, demand or cause of action is based on your actions which do not meet the required standard for indemnification set forth in the Delaware Corporation Law (whether such actions were taken in your capacity as an officer or employee). In this connection it is understood that you shall be entitled to reimbursement applicable to your action or inactions as an officer or employee of the Company under the terms of the current Directors and Officers Liability Insurance and the Company will indemnify you in this regard to the extent provided by its By-Laws consistent with Delaware Law.

7. You and the Company agree that the release of claims set forth herein is intended to be broadly construed so as to resolve any pending and potential disputes between you and the Company that may exist up to the date of such Release, whether or not such disputes are known or unknown, including, but not limited to, claims based on express or implied contract; any action arising in tort, including, but not limited to libel, slander, defamation, intentional infliction of emotional distress, or negligence; any or all claims for wrongful discharge; and any and all claims based on the Age Discrimination in Employment Act (42 U.S.C. section 621), Title VII of the Civil Rights Act of 1964 as amended (42 U.S.C. section 2000e), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. section 1981), the Employee Retirement Income Security Act (29 U.S.C. section 1001), the Family and Medical Leave Act (29 U.S.C. section 2601), the Americans with Disabilities Act (42 U.S.C. section 12,101), the Occupational Safety and Health Act
     (29 U.S.C. section 651), the Maryland Fair Employment Practices Act, and any other applicable federal, state or local law, regulation, ordinance, or order.

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     Notwithstanding anything to the contrary in this paragraph or in paragraph
     9, nothing in these paragraphs shall release or be construed to as releasing any claim, demand or cause of action arising under this Agreement.

8. In further consideration for the compensation and benefits herein, you agree strictly to maintain the confidentiality of this Agreement and not to disclose its existence or its terms to anyone other than your spouse, attorney and any tax advisors except as may be required by law or legal process. The Company will similarly maintain the confidentiality of this Agreement and not disclose its existence or its terms to anyone other than to its professional advisors, to employee or agents who have a need to know and as may be required by law or legal process.

9. In connection with litigation or proceedings or anticipated proceedings, before a court, arbitrator, administrative agency or other tribunal, should you be asked by the Company to testify as a witness or to provide information to the Company's counsel concerning matters you were involved in during the course of your employment with the Company, you agree to cooperate fully with the Company's counsel. You agree to make yourself available to such counsel to discuss your information and to review your testimony reasonably in advance of such litigation or proceedings and to make yourself available to testify at depositions or trial as required or requested by the Company. You will be reimbursed for travel expenses and statutorily-mandated witness fees; however, you agree that you will not be paid in connection with your testimony, appearance or participation pursuant to this paragraph in such litigation or proceedings. Notwithstanding the foregoing, in the event your appearance or testimony causes you a loss of regular employment earnings for said appearance or testimony, the Company will reimburse you for such loss of earnings.

10. This Agreement is specifically conditioned on your continuing to abide by all the terms and conditions of this Agreement and the terms and conditions set forth in the Company's standard confidentiality agreement, including, but not limited to, your agreement not to disclose any information to any third party relating to the Company's research, finances, product development, manufacturing, business/commercial development, sales and marketing strategies and activities. You agree not to make any false, disparaging or derogatory statements in public or private regarding the Company or any of its officers, directors, employees, agents or representatives or the Company's business affairs or financial condition. The Company agrees that neither it nor any of its officers, directors or agents will make any false, disparaging or derogatory statements in public or private in connection with or concerning your service to the Company or your separation therefrom. In addition, in regard to any inquiries made by third parties with respect to your employment


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     at the Company, the Company will confirm only your dates of employment, job title and salary and you and the Company shall mutually agree upon any public statements regarding your separation from the Company before its issuance. Further, for a period of nine (9) months after termination of your active employment with the Company, you agree not to, as an individual, principal, agent, employee, consultant or otherwise, directly or indirectly in the United States render any services to Celgene Corporation.

11. Moreover, for a period of nine (9) months after the termination of your employment (October 15, 2002) with the Company, you agree not to take any action to assist your successor employer or any other entity in recruiting or hiring any other employee who had worked for the Company during any of the time period when you worked for the Company. This includes (a) identifying to such successor employer or its agents or such other entity, the person or persons who have special knowledge concerning the Company's inventions, processes, methods or confidential affairs; or (b) commenting to your successor employer or its agents or such other entity about the quantity of work, quality of work, special knowledge or personal characteristics of any person who is still employed at the Company. You also agree that you will not provide such information to a prospective employer during interviews preceding possible employment. If you breach or challenge the enforceability of this Agreement in a court of law before an administrative agency, you acknowledge that you will reimburse the Company for any monetary consideration previously received by you under this Agreement. If the Company breaches this Agreement, the Company acknowledges that it may be liable for monetary damages you incurred as a result and/or you may be entitled to equitable relief. You and the Company agree that the prevailing party in any proceeding (judicial or administrative) to enforce this Agreement will be entitled to an award of reasonable attorneys' fees and costs actually incurred.

12. You expressly agree that you will not apply for reinstatement or reemployment with the Company, although this obligation will not be applicable to any entity which may acquire all of the assets of the Company or be the surviving entity following a merger with the Company.

13. You shall immediately return to the Company all notes, reports, plans, keys, security cards and/or identification cards, customer lists, product information and other documents and property that were created, developed, generated or received by you during your employment or that are the property of the Company, whether or not such items are confidential to the Company. It is understood that this obligation does not apply to items that are clearly intended to be retained by you after separation from the Company, i.e., pay stubs. It is also understood that this obligation does not apply to your laptop computer.

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14.  This agreement shall not be construed as an admission by the Company of any wrongdoing or any violation of federal, state or local law, and the Company specifically disclaims any wrongdoing against, or liability to you.

Ed Gubish acknowledges and agrees as follows:

15.  I have read and understand this Agreement in its entirety;

     a. I have been advised by the Company to consult with an attorney before signing this Agreement and this paragraph constitutes such advice in writing;

     b. I have been advised that I have 45 days from the date of this agreement to sign and return the agreement to EntreMed, Inc. in order for this agreement to take effect. I also understand that I have 7 days from the date of signature to revoke the signed agreement; and

     c. I have entered this Agreement knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration.

16. This Agreement contains the entire agreement between you and the Company concerning your separation from employment.

17. This Agreement shall be construed and enforced under Maryland law without regard to conflict of law principles, to the extent not governed by federal law.

18. In the event any portion of this Agreement is deemed to be invalid or unenforceable, that portion will be deemed to be omitted and the remainder of this Agreement will remain in full force and effect.

            PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE
                    OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN,
                YOU MAY HAVE IN CONNECTION WITH YOUR EMPLOYMENT
                                WITH THE COMPANY.

Dated: September 18, 2002


                                                    /s/ Edward R. Gubish, Ph.D.
                                                    ----------------------------
                                                        Edward R. Gubish, Ph.D.

/s/ John W. Holaday
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By: John W. Holaday
Chairman and CEO
EntreMed, Inc.


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